Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-127737 on Form S-8 of BankFinancial Corporation, of our report dated March 5, 2010, with respect to the consolidated financial statements of BankFinancial Corporation and the effectiveness of the Company’s internal control over financial reporting, which report appears in this Annual Report on Form 10-K of BankFinancial Corporation for the year ended December 31, 2009.

Crowe Horwath LLP

Oak Brook, Illinois

March 5, 2010